Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2022 EPS OF $1.38

SEATTLE, WASHINGTON - February 21, 2023, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced fourth quarter 2022 financial results including the following highlights compared to the same quarter of 2021:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 48% to $1.38
•
Net Earnings Attributable to Shareholders decreased 52% to $219 million
•
Operating Income decreased 47% to $330 million
•
Revenues decreased 36% to $3.4 billion
•
Airfreight tonnage volume decreased 20% and ocean container volume decreased 15%

“As pandemic-related bottlenecks eased and air and ocean supply/demand imbalances began to dissipate in the first half of the year, average buy and sell rates progressively declined to varying degrees, as they typically do – until they suddenly began to plummet simultaneously and faster than we would have expected in the fourth quarter,” said Jeffrey S. Musser, President and Chief Executive Officer. “The rapid turnaround in Q4 was stunning and unparalleled.”

“Fourth quarter demand also was softer than we would have expected, particularly in retail and high tech,” Musser continued. “Many shippers had stockpiled inventory and pulled orders forward early in 2022, in a concerted effort to avoid the worst of the supply chain bottlenecks that materialized during the pandemic, when abrupt shutdowns and stay-at-home orders transformed how we live and do business. Those conditions, which were already starting to ease throughout the first three quarters of 2022, quickly reversed course as we entered the fourth quarter and shippers swiftly adapted to increased consumer caution and slowing demand for their products, while also battling inflation and tighter financing. We were especially impacted in North Asia, our second largest geography, as the lingering effects of the lockdowns contributed to the largest declines in our air tonnage and ocean volumes in at least a decade.

“I am extremely grateful to our people, who continued to perform at their very best as they have throughout the many significant challenges we have faced over the past couple of years. We recognize that the pandemic tailwind is gone and we are now in a marketplace in which the supply chain appears to have largely normalized. Nevertheless, a level of uncertainty remains and shippers are prioritizing cost controls as they scramble to adapt to an increasingly fragile global economy.

“While we remain very optimistic about the future, our short-term outlook is somewhat uncertain due to a difficult economic environment and the resetting of supply and demand, which has a direct impact on available capacity and pricing. We plan to move forward with a sharp eye on aligning expenses with revenues, particularly over the next one or two quarters. Our focus will be on maintaining our existing accounts and gaining new business, while reducing overall expenses. Just as we quickly configured our operations to accommodate unprecedented chaos and complexity during the pandemic, we now need to address our operations for a post-pandemic environment of soft demand and pressured pricing.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “This quarter was heavily impacted by a rapid reversal from the most robust operating environment we have ever seen. Economic uncertainty, government actions directed at trying to tame inflation, and severe challenges to the global supply chain gave way to sharply decelerating volumes along with a swift and simultaneous falloff in buy/sell rates. Such quickly evolving operating conditions impacted our results for the quarter, as did year-over-year comparisons to strong results in 2021. In addition, earnings before income taxes were impacted by an increase in discretionary field and branch bonuses that were awarded at year-end within our district incentive compensation program, as well as the recording of a non-income tax contingency, which on a combined basis totaled approximately $81 million. Our teams around the world worked well managing through significant challenges in 2022 always with careful attention to cash flow. Our cash flow from operations exceeded $2.1 billion in 2022 and we returned $1.8 billion to shareholders via repurchases of common stock and dividends.”

Mr. Powell noted that the Company’s annual effective tax rate for 2022 was 25.9%, compared to 26.3% in 2021. The fourth quarter of 2022 effective tax rate was 33.1%, compared to 27.5% in the year-ago quarter. The increase is primarily due to a change in the amount of foreign taxes incurred net of available foreign tax credits.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding our optimism regarding the future and our uncertain short-term outlook; a normalized supply chain; softening demand; pressure on buy and sell rates; the continued unsettled operating environment due to uncertain air and ocean capacity; an increasingly fragile global economy; trade disruptions; rising fuels costs; the conflict in Ukraine; inflation, high energy costs, government fiscal and monetary measures, and signs of a slowing economy and drop in demand; and the uneven lifting of the COVID-19 pandemic restrictions around the world. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance, rate volatility, and various on-shore bottlenecks may continue; our ability to align expenses with revenues and to enhance our productivity; our ability to maintain our existing accounts and gain new business; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The ongoing impact of the COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Fourth quarter 2022 Earnings Release, February 21, 2023

Financial Highlights for the three and twelve months ended December 31, 2022 and 2021 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended December 31,			Twelve months ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues	$3,441,528	$5,396,343	(36)%	$17,071,284	$16,523,517	3%
Directly related cost of transportation and other expenses [1]	$2,425,565	$4,026,748	(40)%	$12,576,897	$12,058,155	4%
Salaries and other operating expenses [2]	$686,257	$746,066	(8)%	$2,670,016	$2,556,036	4%
Operating income	$329,706	$623,529	(47)%	$1,824,371	$1,909,326	(4)%
Net earnings attributable to shareholders	$219,276	$452,832	(52)%	$1,357,399	$1,415,492	(4)%
Diluted earnings attributable to shareholders per share	$1.38	$2.66	(48)%	$8.26	$8.27	—
Basic earnings attributable to shareholders per share	$1.39	$2.69	(48)%	$8.33	$8.37	—
Diluted weighted average shares outstanding	158,535	170,293		164,427	171,250
Basic weighted average shares outstanding	157,269	168,393		163,010	169,145

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and twelve months ended December 31, 2022, we repurchased 5.0 million and 14.5 million shares of common stock at an average price of $112.76 and $108.88 per share, respectively. During the three and twelve months ended December 31, 2021, we repurchased 2.3 million and 4.4 million shares of common stock at an average price of $123.71 and $117.54 per share, respectively. In addition, during 2022 and 2021, we paid cash dividends of $1.34 and $1.16 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2022	2021
North America	7,778	7,613
Europe	4,228	3,961
North Asia	2,448	2,485
South Asia	1,851	1,783
Middle East, Africa and India	1,540	1,504
Latin America	859	833
Information Systems	1,173	994
Corporate	425	415
Total	20,302	19,588

	Fourth quarter year-over-year percentage decrease in:
	Airfreight kilos	Ocean freight FEU
2022
October	(16)%	(11)%
November	(20)%	(15)%
December	(24)%	(19)%
Quarter	(20)%	(15)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 24, 2023 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2022	December 31, 2021
Assets:
Current Assets:
Cash and cash equivalents	$2,034,131	$1,728,692
Accounts receivable, less allowance for credit loss of $9,466 and $6,686 at December 31, 2022 and 2021, respectively	2,107,645	3,810,286
Deferred contract costs	257,545	987,266
Other	118,696	108,801
Total current assets	4,518,017	6,635,045
Property and equipment, net	501,916	487,870
Operating lease right-of-use assets	507,503	459,158
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	37,449	729
Other assets, net	17,622	19,200
Total assets	$5,590,434	$7,609,929
Liabilities:
Current Liabilities:
Accounts payable	$1,108,996	$2,012,461
Accrued expenses, primarily salaries and related costs	479,262	403,625
Contract liabilities	323,101	1,142,026
Current portion of operating lease liabilities	95,621	82,019
Federal, state and foreign income taxes	47,075	86,166
Total current liabilities	2,054,055	3,726,297
Noncurrent portion of operating lease liabilities	422,844	385,641
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 154,313 shares and 167,210 shares at December 31, 2022 and 2021, respectively	1,543	1,672
Additional paid-in capital	139	3,160
Retained earnings	3,310,892	3,620,008
Accumulated other comprehensive loss	(202,553)	(130,414)
Total shareholders’ equity	3,110,021	3,494,426
Noncontrolling interest	3,514	3,565
Total equity	3,113,535	3,497,991
Total liabilities and equity	$5,590,434	$7,609,929

21-February-2023	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Revenues:
Airfreight services	$1,204,810	$2,293,803	$5,886,886	$6,771,402
Ocean freight and ocean services	1,124,088	1,894,759	6,544,559	5,545,818
Customs brokerage and other services	1,112,630	1,207,781	4,639,839	4,206,297
Total revenues	3,441,528	5,396,343	17,071,284	16,523,517
Operating Expenses:
Airfreight services	899,865	1,732,127	4,359,726	5,067,380
Ocean freight and ocean services	842,103	1,505,140	5,188,066	4,364,160
Customs brokerage and other services	683,597	789,481	3,029,105	2,626,615
Salaries and related	509,884	609,449	2,056,387	2,062,351
Rent and occupancy	54,291	48,911	209,532	186,287
Depreciation and amortization	14,922	12,897	57,338	51,312
Selling and promotion	8,119	5,547	24,293	16,026
Other	99,041	69,262	322,466	240,060
Total operating expenses	3,111,822	4,772,814	15,246,913	14,614,191
Operating income	329,706	623,529	1,824,371	1,909,326
Other Income (Expense):
Interest income	13,107	2,211	25,554	8,807
Interest expense	(22,245)	(312)	(23,277)	(411)
Other, net	480	413	9,243	6,894
Other income (expense), net	(8,658)	2,312	11,520	15,290
Earnings before income taxes	321,048	625,841	1,835,891	1,924,616
Income tax expense	106,311	171,830	475,286	505,771
Net earnings	214,737	454,011	1,360,605	1,418,845
Less net (losses) earnings attributable to the noncontrolling interest	(4,539)	1,179	3,206	3,353
Net earnings attributable to shareholders	$219,276	$452,832	$1,357,399	$1,415,492
Diluted earnings attributable to shareholders per share	$1.38	$2.66	$8.26	$8.27
Basic earnings attributable to shareholders per share	$1.39	$2.69	$8.33	$8.37
Weighted average diluted shares outstanding	158,535	170,293	164,427	171,250
Weighted average basic shares outstanding	157,269	168,393	163,010	169,145

21-February-2023	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
Operating Activities:
Net earnings	$214,737	$454,011	$1,360,605	$1,418,845
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,133	1,512	11,050	7,540
Deferred income tax benefit	(18,312)	(6,033)	(33,240)	(3,690)
Stock compensation expense	13,101	12,087	64,397	69,385
Depreciation and amortization	14,922	12,897	57,338	51,312
Other, net	1,108	2,267	1,252	3,790
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	711,977	(491,830)	1,592,341	(1,869,827)
(Decrease) increase in accounts payable and accrued expenses	(454,221)	272,280	(798,123)	1,041,805
Decrease (increase) in deferred contract costs	277,805	(149,701)	714,960	(700,273)
(Decrease) increase in contract liabilities	(309,530)	168,551	(798,356)	803,837
Increase (decrease) in income taxes payable, net	23,439	25,845	(55,129)	57,867
Decrease (increase) in other, net	10,540	3,111	12,580	(12,097)
Net cash from operating activities	486,699	304,997	2,129,675	868,494
Investing Activities:
Purchase of property and equipment	(18,326)	(11,447)	(86,824)	(36,247)
Other, net	(245)	(345)	(890)	(398)
Net cash from investing activities	(18,571)	(11,792)	(87,714)	(36,645)
Financing Activities:
Payments from borrowing on lines of credit	(688)	19	(30,289)	(2,551)
Proceeds from borrowing on lines of credit	25,211	(75)	81,756	10,063
Proceeds from issuance of common stock	7,662	6,672	80,980	106,105
Repurchases of common stock	(563,802)	(289,530)	(1,581,908)	(514,594)
Dividends Paid	(103,971)	(97,379)	(213,799)	(195,766)
Payments for taxes related to net share settlement of equity awards	(2)	—	(19,335)	(15,172)
Distributions to noncontrolling interest	(1,402)	—	(1,945)	(1,631)
Net cash from financing activities	(636,992)	(380,293)	(1,684,540)	(613,546)
Effect of exchange rate changes on cash and cash equivalents	48,461	(4,326)	(51,982)	(17,402)
Change in cash and cash equivalents	(120,403)	(91,414)	305,439	200,901
Cash and cash equivalents at beginning of period	2,154,534	1,820,106	1,728,692	1,527,791
Cash and cash equivalents at end of period	$2,034,131	$1,728,692	$2,034,131	$1,728,692
Taxes Paid:
Income taxes	$100,822	$147,396	$566,533	$442,549

21-February-2023	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2022:
Revenues	$1,118,262	127,442	65,821	969,266	367,679	599,947	194,342	(1,231)	3,441,528
Directly related cost of transportation and other expenses[1]	$639,804	80,052	41,480	799,583	288,014	432,835	144,377	(580)	2,425,565
Salaries and other operating expenses[2]	$(18,767)	101,864	29,523	178,038	117,024	239,627	39,588	(640)	686,257
Operating income (loss)	$497,225	(54,474)	(5,182)	(8,355)	(37,359)	(72,515)	10,377	(11)	329,706
Identifiable assets at period end	$3,070,697	209,516	123,003	675,022	316,777	938,660	283,872	(27,113)	5,590,434
Capital expenditures	$11,262	282	232	1,098	391	4,525	536	—	18,326
Depreciation and amortization	$9,433	454	280	1,069	472	2,527	687	—	14,922
Equity	$2,246,417	31,132	56,416	274,703	136,944	263,278	145,269	(40,624)	3,113,535
For the three months ended December 31, 2021:
Revenues	$1,337,772	128,240	63,013	2,154,243	740,305	682,819	291,040	(1,089)	5,396,343
Directly related cost of transportation and other expenses[1]	$760,915	70,450	39,072	1,824,159	615,659	485,732	231,171	(410)	4,026,748
Salaries and other operating expenses[2]	$300,474	33,033	15,908	160,862	58,360	135,422	42,682	(675)	746,066
Operating income	$276,383	24,757	8,033	169,222	66,286	61,665	17,187	(4)	623,529
Identifiable assets at period end	$3,699,748	265,872	122,327	1,587,659	572,980	1,089,963	350,843	(79,463)	7,609,929
Capital expenditures	$7,596	549	171	594	595	1,599	343	—	11,447
Depreciation and amortization	$7,476	439	270	1,269	508	2,333	602	—	12,897
Equity	$2,599,804	111,952	41,743	224,765	140,129	294,348	123,598	(38,348)	3,497,991

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2022:
Revenues	$4,869,364	517,662	257,721	5,810,088	2,144,034	2,471,456	1,005,489	(4,530)	17,071,284
Directly related cost of transportation and other expenses[1]	$2,943,232	310,206	160,273	4,853,902	1,751,187	1,768,102	791,887	(1,892)	12,576,897
Salaries and other operating expenses[2]	$944,050	188,192	72,177	504,805	238,658	573,598	151,069	(2,533)	2,670,016
Operating income	$982,082	19,264	25,271	451,381	154,189	129,756	62,533	(105)	1,824,371
Identifiable assets at period end	$3,070,697	209,516	123,003	675,022	316,777	938,660	283,872	(27,113)	5,590,434
Capital expenditures	$56,411	2,954	937	2,976	1,543	17,868	4,135	—	86,824
Depreciation and amortization	$35,461	1,892	1,123	4,682	1,966	9,640	2,574	—	57,338
Equity	$2,246,417	31,132	56,416	274,703	136,944	263,278	145,269	(40,624)	3,113,535
For the twelve months ended December 31, 2021:
Revenues	$4,344,825	440,226	209,161	6,363,054	2,046,569	2,258,911	865,509	(4,738)	16,523,517
Directly related cost of transportation and other expenses[1]	$2,491,947	245,842	125,940	5,295,612	1,666,792	1,558,705	675,303	(1,986)	12,058,155
Salaries and other operating expenses[2]	$1,019,236	123,147	57,779	515,703	204,574	494,760	143,581	(2,744)	2,556,036
Operating income	$833,642	71,237	25,442	551,739	175,203	205,446	46,625	(8)	1,909,326
Identifiable assets at period end	$3,699,748	265,872	122,327	1,587,659	572,980	1,089,963	350,843	(79,463)	7,609,929
Capital expenditures	$19,527	983	471	1,786	2,057	9,507	1,916	—	36,247
Depreciation and amortization	$29,826	1,780	1,079	5,047	1,965	9,228	2,387	—	51,312
Equity	$2,599,804	111,952	41,743	224,765	140,129	294,348	123,598	(38,348)	3,497,991

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

In 2022, certain intercompany fees were billed to our subsidiaries in the 4th quarter covering the entirety of 2022. This resulted in fourth quarter operating losses or reduced operating income for some of our business segments when compared to the prior year as in 2021 these amounts were billed monthly.

21-February-2023	Expeditors International of Washington, Inc.	Page 7 of 7